                                                                    EXHIBIT 11.1


   EARNINGS (LOSS) PER SHARE



                                      Year-Ended December 31,
                              ----------------------------------------
                              1994            1995               1996
                              -----           -----             ------

Continuing Operations         $0.34           $0.42             $(0.15)
Discontinued Operations         --              --               (1.00)
                              -----           -----             ------

                              $0.34           $0.42             $(1.15)
                              =====           =====             ======
